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                                                                     EXHIBIT 1.1








                                                                       EXECUTION




                      DEUTSCHE FLOORPLAN RECEIVABLES, L.P.
             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

                            Asset Backed Certificates

                                 TERMS AGREEMENT



                                                                   July 12, 2000





To:      Deutsche Floorplan Receivables, L.P.

Re: Underwriting Agreement dated April 20, 2000 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

         Series Designation:  Series 2000-3.

         Terms of the Series 2000-3 Certificates: Distribution Financial Services Floorplan Master Trust, Asset Backed Certificates, Series 2000-3 Class A, Class B and Class C (the "Certificates") will evidence beneficial ownership interests in a pool of Receivables having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class A and Class B Certificates (collectively, the "Offered Certificates") are being sold pursuant to the terms hereof.

         Registration Statement:  File Number 333-74457.

         Certificate Ratings: It is a condition of closing that at the Closing Date the Class A Certificates be rated "AAA" by each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch") and "Aaa" by Moody's Investors Services Inc. ("Moody's") and that the Class B Certificates be rated "A" by each of S&P and Fitch and "A2" by Moody's.

         Terms of Sale of Offered Certificates: The Seller agrees to sell to Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc. (the "Underwriters") and the Underwriters each agree, severally and not jointly, to purchase from the Seller the Offered Certificates in the principal amounts and prices set forth beneath their respective names on Schedule 1. The purchase price for each class of the

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Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

         Closing Date: 10:00 A.M., New York time, on or about July 20, 2000. On the Closing Date, the Seller will deliver the Offered Certificates to the Underwriters against payment therefor.

         Underwriter-Provided Information: The Seller and DFS each acknowledge and agree that the information set forth in (i) the two tables immediately following the first paragraph under the caption "Underwriting" in the Prospectus Supplement dated July 12, 2000 and (ii) the second, third and fourth paragraphs under such caption in such Prospectus Supplement, as such information relates to the Certificates, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

         Incorporation of the Standard Terms: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 14 through 17 of the Standard Terms are incorporated herein by reference in their entirety.





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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, Deutsche Floorplan Receivables, L.P. and Deutsche Financial Services Corporation.

                                     Very truly yours,


                                     DEUTSCHE BANK SECURITIES INC.


                                     By:   /s/ Christopher D. Davis
                                        -----------------------------
                                        Name:  Christopher D. Davis
                                        Title: Director


                                     By:   /s/ Erik A. Falk
                                        -----------------------------
                                        Name:  Erik A. Falk
                                        Title: Director

                                     Acting on behalf of itself and as the
                                     Representative of the Underwriters named herein.


Accepted in New York, New York,
as of the date hereof:

DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

By:  Deutsche Floorplan Receivables, Inc.,
     its general partner

     By:   /s/ Richard C. Goldman
        ----------------------------------
        Name:  Richard C. Goldman
        Title: Sr. Vice President & Secretary

     By:   /s/ Stephen J. Gentry
        ----------------------------------
        Name:  Stephen J. Gentry
        Title: Sr. Vice President & Controller

DEUTSCHE FINANCIAL SERVICES CORPORATION


     By:   /s/ Richard C. Goldman
        ----------------------------------
        Name:  Richard C. Goldman
        Title: Sr. Vice President & Secretary


     By:   /s/ Stephen J. Gentry
        ----------------------------------
        Name:  Stephen J. Gentry
        Title: Sr. Vice President & Controller




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                                   Schedule 1


                                                                                                      APPROXIMATE
                                                                 APPROXIMATE        APPROXIMATE         AMOUNT         APPROXIMATE
                                                                   AMOUNT             AMOUNT         UNDERWRITTEN         AMOUNT
                                   INITIAL        PURCHASE     UNDERWRITTEN BY    UNDERWRITTEN BY     BY BANC ONE      UNDERWRITTEN
                INTEREST          PRINCIPAL        PRICE        DEUTSCHE BANK     BANC OF AMERICA  CAPITAL MARKETS,  BY J.P. MORGAN
    CLASS         RATE           AMOUNT (1)      PERCENTAGE    SECURITIES INC.    SECURITIES LLC         INC.        SECURITIES INC.
    -----         ----           -----------     ----------    ---------------    --------------    --------------   ---------------
Class A    LIBOR plus 0.14%     $1,193,750,000     99.825%       $656,562,500      $179,062,500       $179,062,500     $179,062,500
Class B    LIBOR plus 0.47%        $37,500,000     99.775%         $9,375,000        $9,375,000         $9,375,000       $9,375,000
                                --------------                   ------------      ------------       ------------     ------------
Total                           $1,231,250,000                   $665,937,500      $188,437,500       $188,437,500     $188,437,500
                                ==============                   ============      ============       ============     ============

        (1)      Approximate.
